                                                                     EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post-Effective Amendment No. 6 to the Registration Statement on Form S-4 (Registration No. 333-12319) and related Prospectus of Service Experts, Inc. related to $50,000,000 aggregate amount of shares of its $.01 par value common stock, warrants to purchase its common stock ("Common Stock Warrants") and the shares of its common stock issued thereunder upon the exercise of such Common Stock Warrants or debt securities ("Debt Securities"), and the shares of common stock issued thereunder upon the conversion of the Debt Securities; in the shelf Registration Statement on Form S-3 (Registration No. 333-43917) and related Prospectus pertaining to the resale of up to 500,000 shares of the Company's Common Stock issued without registration under the Securities Act of 1933; in the Registration Statement on Form S-8 (Registration No. 333-11791) pertaining to the Service Experts, Inc. 1996 Incentive Stock Plan, 1996 Non-Employee Director Stock Option Plan, and 1996 Employee Stock Purchase Plan; in the Registration Statement on Form S-8 (Registration No. 333-59711) pertaining to the Service Experts, Inc. Amended 1996 Incentive Stock Plan, Amended 1996 Employee Stock Purchase Plan, 1997 Nonqualified Stock Option Plan, Amended 1997 Nonqualified Stock Purchase Plan and Amended Service Center Stock Option Plan; of our report dated February 22, 1999 with respect to the consolidated financial statements of Service Experts, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                          /s/ Ernst & Young LLP

Nashville, Tennessee
March 23, 1999